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                                                                    Exhibit 23.4

                           Consent of Future Director


          I, Thomas J. Donohue, resident at 8008 Coach Street, Potomac, MD 20854, do hereby consent to being named a future director of XM Satellite Radio Holdings, Inc. (the "Company"), effective immediately after the closing of the Company's initial public offering, in the Company's registration statement initially filed with the United States Securities and Exchange Commission on Form S-1 (registration number 333-83619).



Date:  August 27, 1999                      /s/ THOMAS J. DONOHUE
                                            ---------------------
                                            Thomas J. Donohue